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                                 June 25, 2000 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.28
                                                   TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 12,725,033   7.898%    $   83,753    $   83,753   $  418,914       12,306,120
  R                100             0   7.827%             0             0            0                0
  B-1        5,257,000     1,918,399   7.898%        12,626        12,626       26,130        1,892,269
  B-2       13,142,815     4,796,112   7.898%        31,567        31,567       65,326        4,730,787

          $350,471,515    19,439,545             $  127,945    $  127,945   $  510,369     $ 18,929,176




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